Exhibit 10.32
EXECUTION VERSION
AMENDMENT No. 1
TO
LIMITED WAIVER TO
LOAN AND SECURITY AGREEMENT
AND CONSENT
     This Amendment No. 1 to Limited Waiver to Loan and Security Agreement and Consent (this “Amendment”) is entered into this 29th day of June, 2007, by and among PlanetOut Inc., a Delaware corporation (“PlanetOut”), PlanetOut USA Inc. , a Delaware corporation (“PlanetOut USA”), LPI Media Inc., a Delaware corporation (“LPI”), SpecPub, Inc., a Delaware corporation (“SpecPub”), RSVP Productions, Inc., a Delaware corporation (“RSVP”), (PlanetOut, PlanetOut USA, LPI, SpecPub, and RSVP are collectively referred to herein as the “Borrowers” and individually as a “Borrower”), and ORIX Venture Finance LLC (“Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
Borrowers and Lender have entered into that certain Loan and Security Agreement dated as of September 28, 2006, as amended by Amendment No. 1 to Loan and Security Agreement and Pledge Agreements dated as of November 8, 2006, Amendment No. 2 to Loan and Security Agreement (“Amendment No. 2”) dated as of February 14, 2007, and the May Waiver (as defined below) (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Lender has agreed to extend and make available to Borrower certain advances of money.
Borrowers and Lender have entered into that certain Limited Waiver to Loan and Security Agreement and Amendment No. 3 as of May 9, 2007 (the “May Waiver”).
Borrowers desire that Lender amend the terms of the May Waiver and consent to certain asset dispositions upon the terms and conditions more fully set forth herein.
Subject to the representations and warranties of Borrowers herein and upon the terms and conditions set forth in this Amendment, Lender is willing to provide the amendments and consent contained herein.
Agreement
     NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendment.

          1.1 Term Sheet for Capital Event. Section 3.3 of the May Waiver is amended to delete such Section in its entirety, and replace the title thereof with “Intentionally Omitted.”.
          1.2 Capital Event Closings. Section 3.4 of the May Waiver is restated in its entirety to read as follows: “Not later than September 30, 2007, Borrowers shall have closed the issuance of new equity or subordinated debt resulting in gross proceeds of at least an amount equal to $25,000,000 (the “Financing”) which issuance may be completed on a single date, or in (i) an initial closing of the issuance of at least 3,500,000 shares of common stock (on an as-converted basis in the case of convertible subordinated debt) or subordinated debt for gross proceeds of not less than $4,200,000 (the “Initial Capital Raise”) the proceeds of which are received by Borrowers not later than July 10, 2007, and (ii) a second closing resulted in gross proceeds to Borrowers of not less than $25,000,000 less the amount of gross proceeds from the Initial Capital Raise (the “Second Closing”). Upon the completion of the Initial Capital Raise or the full Financing, but in no event later than July 10, 2007, Borrowers shall pay to Lender $1,000,000 for application to amounts due under the Term Loan, in inverse order of maturity.”
          1.3 Prepayments of Indebtedness. Section 3.5 of the May Waiver is restated in its entirety to read as follows: “Other than Indebtedness incurred pursuant to the Loan Agreement, Borrowers shall not pay any Indebtedness prior to its due date; provided, however, that Borrowers are permitted to (i) prepay the quarterly interest installment due under each of the LPI Notes on June 30, 2007; (ii) prepay up to $1,000,000 in principal to holders of the LPI Notes in respect thereof concurrent with the Initial Capital Raise, and (iii) prepay in full the LPI Notes (including all then-outstanding principal and all then-accrued and unpaid interest) upon a sale of all of the stock or assets of SpecPub for a gross sales price of at least $3,000,000 that closes at any time after the Initial Capital Raise; and provided further, that other than the payments referred to in clauses (i) through (iii) hereof, Borrower shall not pay any additional principal to holders of the LPI Notes in respect thereof prior to consummation of the Financing in full. Lender hereby acknowledges that Borrowers have prepaid the quarterly interest installment due June 30, 2007 under each of the LPI Notes (such prepayment having been made on or about June 27, 2007), and consents to such prepayment.”
          1.4 Payment of Success Fee. Section 3.6 of the May Waiver is amended to delete such Section in its entirety, and replace the title thereof with “Intentionally Omitted.”
          1.5 Repayment of Obligations. A new Section 3.7 (Repayment of Obligations) is added to the May Waiver to read in its entirety as follows: “Borrower’s obligation to pay installments of principal on the Term Loan due on each of July 1, August 1 and September 1, 2007, shall be waived, provided, however, that payments of interest due on each such date shall be made in accordance with the Loan Agreement. Notwithstanding anything to the contrary contained in the Loan Agreement or the previous sentence, upon the consummation of the Financing in full, all Obligations of Borrowers to Lender shall be immediately due and payable in full, including without limitation, a prepayment fee in respect of the Term Loan as specified in Section 2.1.2(b) of the Loan Agreement.”
          1.6 Payment of Deferral Fee. A new Section 3.8 (Payment of Deferral Fee) is added to the May Waiver to read in its entirety as follows: “In consideration of Lender’s deferral of certain payments due to Lender under the Loan Agreement as set forth herein, Borrowers shall pay to Lender immediately upon consummation of the Financing in full a fee in the amount of $150,000.”
     2. Consent. Lender hereby consents to the following, upon the terms and subject to the conditions set forth herein:
          2.1 Closure of International Business. Borrowers may suspend operation of the international portion of the business and take all necessary and desirable action to discontinue and shut such business.
          2.2 Sale of SpecPub. At any time after the Initial Capital Raise, Borrowers may sell all of the stock or assets of SpecPub, provided that (i) the gross sales price for such stock or assets is not less than $3,000,000, and (ii) the LPI Notes (including all then-outstanding principal and all then-accrued and unpaid interest) are paid in full within two Business Days after the closing of such sale.
     3. Borrowers’ Representations And Warranties. Each Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) such Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) except for the amendment to the certificate of incorporation of PlanetOut in January 2007 (a copy of which has been delivered to Lender), the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               (d) the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement as amended by this Amendment have been duly authorized by all necessary corporate action on the part of such Borrower;
               (e) this Amendment has been duly executed and delivered by the Borrowers and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

               (f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Each Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrowers in connection with this Amendment and in connection with the Loan Documents.
          Each Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     4. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or Amendment to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly waived and amended hereby, the Loan Agreement and each of its terms and conditions shall continue in full force and effect.
     5. Effectiveness. This Amendment (with the exception of the consent contained in Section 2.2 hereof) shall become effective upon the satisfaction of all the following conditions precedent:
          5.1 Amendment. Borrowers and Lender shall have duly executed and delivered this Amendment to Lender.
          5.2 Review of Financing Documents. Borrowers shall have provided to Lender copies of current drafts of the proposed documents evidencing the Financing, and such agreements shall be reasonably satisfactory to Lender.
          5.3 Payment of Lender Expenses. Borrowers shall have paid all Lender Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
          The consent contained in Section 2.2 hereof is further conditioned upon the closing of the Initial Capital Raise.
     6. Release. In further consideration of Lender’s execution of this Amendment, each Borrower for itself and on behalf of its successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and affiliates, hereby forever releases Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that Borrower may have against the Releasees that arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including without limitation with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations, other than arising out of Lender’s gross negligence or willful misconduct. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Amendment, the Loan Agreement or the other Loan Documents, including payment in full of all Obligations.
7. Indemnities. Each Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in the Loan Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith, other than arising out of such Releasees’ gross negligence or willful misconduct. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment, the Loan Agreement and the other Loan Documents.
     8. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     9. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrowers shall remain in full force and effect.
     10. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrowers and Lender each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.
[signature page follows]

     In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.
BORROWERS:

PlanetOut Inc.		LPI Media Inc.

By:	/s/ Karen Magee	By:	/s/ Karen Magee

Name: Karen Magee		Name: Karen Magee
Title: CEO		Title: CEO

Address and facsimile number for notices:		Address and facsimile number for notices:

c/o PlanetOut Inc.		c/o PlanetOut Inc.
1355 Sansome Street		1355 Sansome Street
San Francisco, CA 94111		San Francisco, CA 94111
Attn: Todd Huge		Attn: Todd Huge
fax: (415) 834-6378		fax: (415) 834-6378

SpecPub, Inc.		RSVP Productions, Inc.

By:	/s/ Karen Magee	By:	/s/ Karen Magee

Name: Karen Magee		Name: Karen Magee
Title: CEO		Title: CEO

Address and facsimile number for notices:		Address and facsimile number for notices:

c/o PlanetOut Inc.		c/o PlanetOut Inc.
1355 Sansome Street		1355 Sansome Street
San Francisco, CA 94111		San Francisco, CA 94111
Attn: Todd Huge		Attn: Todd Huge
fax: (415) 834-6378		fax: (415) 834-6378

PlanetOut USA Inc.

By:	/s/ Karen Magee .

Name: Karen Magee .
Title: CEO .

Address and facsimile number for notices:

c/o PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Attn: Todd Huge
fax: (415) 834-6378

LENDER:
ORIX Venture Finance LLC

By:	/s/ Kevin P. Sheehan

Name: Kevin P. Sheehan
Title: President & CEO
Address and facsimile number for notices:
ORIX Venture Finance LLC,
245 Park Avenue, 19th Floor
New York, NY 10167-0001
Attn: Kevin Sheehan
Fax: (212) 497-7917
With a copy to:
ORIX Venture Finance LLC,
151 Lytton Avenue, Palo Alto,
CA 94301,
Attention: Mr. Michael David.
Fax: (650) 617-0706